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                                                                Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 8, 2003 for MDP Acquisitions plc and Jefferson Smurfit Group plc, and April 8, 2003 for MDCP Acquisitions I and Jefferson Smurfit Group plc, in the Registration Statement (Form F-4
No. 333-0000) and related Prospectus of MDP Acquisitions plc dated  April 17,
2003.


/s/ Ernst & Young

Ernst & Young
Dublin

April 16, 2003